SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting material Pursuant to Rule 14a-12

Xerox Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

PAYMENT OF FILING FEE (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	1)	Title of each class of securities to which transaction applies:
	2)	Aggregate number of securities to which transaction applies:
	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
	4)	Proposed maximum aggregate value of transaction:
	5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1)	Amount Previously Paid:
	2)	Form, Schedule or Registration Statement No.:
	3)	Filing Party:
	4)	Date Filed:

The investor presentation attached hereto as Exhibit 1 may be provided to shareholders of Xerox Corporation.

Xerox to Combine with Fuji Xerox Supplemental Transaction Information February 2018 Exhibit 1

Additional Information and Where to Find It This release may be deemed to be solicitation material in respect of the transactions with FUJIFILM Holdings Corporation (“Fujifilm”) described herein (the “Transactions”) and/or the matters to be considered at the Company’s 2018 Annual Meeting of Shareholders. In connection with the Transactions and the 2018 Annual Meeting, Xerox plans to file with the Securities and Exchange Commission (“SEC”) and furnish to Xerox’s shareholders one or more proxy statements and other relevant documents. BEFORE MAKING ANY VOTING DECISION, XEROX’S SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT(S) IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE TRANSACTIONS AND/OR THE COMPANY’S 2018 ANNUAL MEETING OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENTS BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTIONS AND/OR THE COMPANY’S 2018 ANNUAL MEETING AND THE PARTIES RELATED THERETO. Xerox’s shareholders will be able to obtain a free copy of documents filed with the SEC at the SEC’s website at http://www.sec.gov. In addition, Xerox’s shareholders may obtain a free copy of Xerox’s filings with the SEC from Xerox’s website at http://www.xerox.com under the heading “Investor Relations” and then under the heading “SEC Filings.” Participants in the Solicitation The directors, executive officers and certain other members of management and employees of Xerox may be deemed “participants” in the solicitation of proxies from shareholders of Xerox in favor of the Transactions or in connection with the matters to be considered at the Company’s 2018 Annual Meeting. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the shareholders of Xerox in connection with the Transactions or the Company’s 2018 Annual Meeting will be set forth in the applicable proxy statement and other relevant documents to be filed with the SEC. You can find information about Xerox’s executive officers and directors in Xerox’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, Xerox’s and such persons’ other filings with the SEC and in Xerox’s definitive proxy statement filed with the SEC on Schedule 14A. Forward-Looking Statements This release, and other written or oral statements made from time to time by management contain “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995, including projections. The words “anticipate”, “believe”, “estimate”, “expect”, “intend”, “will”, “should” and similar expressions, as they relate to us, are intended to identify forward-looking statements. These statements reflect management’s current beliefs, assumptions and expectations and are subject to a number of factors that may cause actual results to differ materially. Such factors include but are not limited to: our ability to address our business challenges in order to reverse revenue declines, reduce costs and increase productivity so that we can invest in and grow our business; changes in economic and political conditions, trade protection measures, licensing requirements and tax laws in the United States and in the foreign countries in which we do business; changes in foreign currency exchange rates; our ability to successfully develop new products, technologies and service offerings and to protect our intellectual property rights; the risk that multi-year contracts with governmental entities could be terminated prior to the end of the contract term and that civil or criminal penalties and administrative sanctions could be imposed on us if we fail to comply with the terms of such contracts and applicable law; the risk that partners, subcontractors and software vendors will not perform in a timely, quality manner; actions of competitors and our ability to promptly and effectively react to changing technologies and customer expectations; our ability to obtain adequate pricing for our products and services and to maintain and improve cost efficiency of operations, including savings from restructuring actions; the risk that individually identifiable information of customers, clients and employees could be inadvertently disclosed or disclosed as a result of a breach of our security systems; reliance on third parties, including subcontractors, for manufacturing of products and provision of services; our ability to manage changes in the printing environment and expand equipment placements; interest rates, cost of borrowing and access to credit markets; funding requirements associated with our employee pension and retiree health benefit plans; the risk that our operations Safe Harbor

Forward-Looking Statements (cont’d) and products may not comply with applicable worldwide regulatory requirements, particularly environmental regulations and directives and anti-corruption laws; the outcome of litigation and regulatory proceedings to which we may be a party; the risk that we do not realize all of the expected strategic and financial benefits from the separation and spin-off of our Business Process Outsourcing business; the effects on our business resulting from actions of activist shareholders; and other factors that are set forth in the “Risk Factors” section, the “Legal Proceedings” section, the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section and other sections of our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2017, June 30, 2017 and September 30, 2017 and our 2016 Annual Report on Form 10-K, as well as our Current Reports on Form 8-K filed with the SEC. Furthermore, the actual results of the Transactions could vary materially as a result of a number of factors, including, but not limited to: (i) the risk that the transactions may not be completed in a timely manner or at all, which may adversely affect Xerox’s business and the price of Xerox’s common stock, (ii) the failure to satisfy the conditions to the consummation of the transactions, including the receipt of certain approvals from Xerox’s shareholders and certain governmental and regulatory approvals, (iii) the parties may be unable to achieve expected synergies and operating efficiencies in the transactions within the expected time frames or at all, (iv) the transactions may not result in the accretion to Xerox’s earnings or other benefits, (v) the occurrence of any event, change or other circumstance that could give rise to the termination of the transaction agreements, (vi) the effect of the announcement or pendency of the transactions on Xerox’s and/or Fujifilm business relationships, operating results, and business generally, risks related to the proposed transactions disrupting Xerox’s current plans and operations and potential difficulties in Xerox’s employee retention as a result of the transactions, (vii) risks related to diverting management's attention from Xerox’s ongoing business operations, (viii) the outcome of any legal proceedings that may be instituted against Xerox, its officers or directors related to the transaction agreements or the transactions and (ix) the possibility that competing offers or acquisition proposals for Xerox will be made. Xerox assumes no obligation to update any forward-looking statements as a result of new information or future events or developments, except as required by law. The projections presented herein were prepared by senior management for internal use, and were not prepared with a view toward public disclosure.  Accordingly, they do not necessarily comply with published guidelines of the SEC, the guidelines established by the American Institute of Certified Public Accountants for the preparation and presentation of financial forecasts, or generally accepted accounting principles.  Neither the Company’s independent registered public accounting firm, nor any other independent accountants, have audited, reviewed, compiled or performed any procedures with respect to the projections or expressed any opinion or any form of assurance related thereto The projections presented herein may differ from published analyst estimates and forecasts.  The inclusion of such projections in this presentation should not be regarded as an indication that the Company or any of its affiliates, advisors or representatives considered or considers them to be necessarily predictive of actual future events, and the projections should not be relied upon as such.  Neither the Company nor any of its respective affiliates, advisors, officers, directors or representatives has made or makes any representation to any of the Company’s stockholders or any other person regarding the ultimate performance of the Company compared to the information contained in the projections or can give any assurance that actual results will not differ from the projections.  The projections, while presented with numerical specificity, were based on numerous variables and assumptions that are inherently uncertain and necessarily involve judgments with respect to, among other things, revenue growth, product launch, estimated costs and expenses, pricing, competition, market share, regulatory approvals, and future economic, competitive and regulatory conditions, all of which are difficult or impossible to predict and many of which are beyond the Company’s control.  In addition, given that certain projections cover multiple years, by their nature, they become subject to greater uncertainty with each successive year. Safe Harbor

Forward-Looking Statements (cont’d) In addition, certain of the projected financial information set forth above, such as Adjusted EBITDA, Pro Forma EBITDA, Adjusted Operating Profit, Pro Forma Adjusted Operating Profit and Levered Free Cash Flow, are non-GAAP financial measures. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-GAAP financial measures as used by the Company may not be comparable to similarly titled amounts used by other companies.  No reconciliation of non-GAAP measures in the projections to GAAP measures was created or used in connection with the Transactions. Fuji Xerox Co., Ltd. (“Fuji Xerox”) is a joint venture between Xerox Corporation and Fujifilm in which Xerox holds a noncontrolling 25% equity interest and Fujifilm holds the remaining equity interest. In April 2017, Fujifilm formed an independent investigation committee (“IIC”) to primarily conduct a review of the appropriateness of the accounting practices at Fuji Xerox’s New Zealand subsidiary and at other subsidiaries. The IIC completed its review during the second quarter 2017 and identified aggregate adjustments to Fuji Xerox’s financial statements of approximately JPY 40 billion (approximately $360 million) primarily related to misstatements at Fuji Xerox’s New Zealand and Australian subsidiaries. We determined that our share of the total adjustments identified as part of the investigation was approximately $90 million and impacted our fiscal years 2009 through 2017. We concluded that we should revise our previously issued annual and interim consolidated financial statements for 2014, 2015 and 2016 and the first quarter of 2017 the next time they are filed. Our review of this matter has been completed. However, Fujifilm and Fuji Xerox continue to review Fujifilm’s oversight and governance of Fuji Xerox as well as Fuji Xerox’s oversight and governance over its businesses in light of the findings of the IIC. At this time, we can provide no assurances relative to the outcome of any potential governmental investigations or any consequences thereof that may happen as a result of this matter. Safe Harbor

Contents Introduction and Transaction Overview Fuji Xerox Overview and Financial Information Transaction Synergies and Pro Forma Free Cash Flow Transaction Value to Xerox Shareholders Appendix

I. Introduction and Transaction Overview

Xerox and Fuji Xerox – Better Together

Transaction Consideration	• Xerox shareholders to receive $2.5 billion special cash dividend (~$9.80/share[1]) at closing; committed funding in place • Xerox shareholders to own 49.9% of combined company; Fujifilm to own 50.1%[2] • Combined company name will be Fuji Xerox; company will remain listed on NYSE post-transaction under ticker "XRX"

Value Creation	• Immediate, significant cash payment, representing more than 30% of Xerox's unaffected share price of $30.35 as of January 10, 2018 (prior to media speculation of a potential transaction)
	• At least $1.7 billion total annual cost savings opportunity
	  • Reflects $1.25 billion transaction cost synergies and $450 million of Fuji Xerox JV cost savings
	  • At least $1.2 billion (in total) projected to be achieved by 2020
	• Significant revenue opportunities from innovation and footprint in faster-growing markets (i.e., Asia)

Capital Structure and Returns	• Expect to maintain investment grade credit ratings at closing • Plan to maintain $1.00/share annual dividend • Plan to maintain Xerox's current capital return policy of at least 50% of combined free cash flow[3] to shareholders • Opportunity for greater capital deployment including share repurchases and increased dividends over time
Approvals and Timing	• Transaction expected to close in the second half of 2018, subject to customary conditions, regulatory and Xerox shareholder approvals

Note: Assumes exchange rate of JPY114: US$1.
1. Based on current shares outstanding assuming no conversion of preferred shares.
2. On a fully diluted basis.
3. Free cash flow defined as cash flow from operations less capital expenditures including internal use software.

7

13% 20% 20% 17% 30% $1,700M+ $1,500M $1,100M $500M Delivery Cost of Production Sales & Contracting G&A Supply Chain & Procurement ~$550M ~$1,225M 2016 2017 Cumulative through 2018 Cumulative Gross Productivity & Cost Savings (Actuals) Original Target Xerox Today: Driving Revenue and Margin Improvement Increasing participation in growth areas and expanding market leadership… Overachieving on Strategic Transformation… Source: IDC and Xerox management. Notes: SMB = Small & Medium Business; DO = Document Outsourcing; MFP = Multifunction Printer; MPS = Managed Print Services; LE = Large Enterprise; CPS = Centralized Print Services. Estimated 2017 total market size excluding Fuji Xerox territories. CAGRs reflect estimated 2016 – 2020 growth. A3 MFP and Production based on equipment revenue market share. A4 MFPs $39B Growth Markets $44B Mature Markets CAGR² +3% $11B Managed Document Services (MPS&CPS) +1% A3 MFPs -6% $22B Single Function Printers -10% $21B $13B Production Color +4% $5B Workflow Auto. +10% $3B +6% $7B SMB MPS Market Size¹ Production Mono -12% $1B 40% of 2017 revenue from strategic growth areas (+1% YoY in 2017 and +5% YoY in 4Q17)

Transaction Enables Xerox’s Next Phase of Value Creation Xerox’s management and Board of Directors continuously evaluate the company’s financial and strategic alternatives to enhance shareholder value After conducting a comprehensive review over the last year, Xerox’s Board of Directors, in consultation with independent financial and legal advisors, concluded that the combination with Fuji Xerox is the best path to create value for the company and its shareholders: Provides Xerox with a true global platform Accelerates Xerox’s path to revenue growth through enhanced scale, global reach and innovation Unlocks substantial cost savings opportunities to drive margin expansion and fund investments Transaction provides favorable economic terms to Xerox shareholders based on relative valuation, liquidity provided by dividend and significant ongoing interest in the combined company Fuji Xerox combination offers significantly more attractive shareholder value opportunity than other current alternatives

Existing Joint Venture Agreements Limit Xerox’s Strategic Flexibility Fuji Xerox Joint Venture Governance and Dividends Joint venture contract establishes rights and obligations of Fujifilm and Xerox in respect of the Fuji Xerox joint venture Fujifilm designates 9 of 12 directors and chooses senior management Xerox designates 3 directors and has dividend rights and approval rights over limited fundamental Fuji Xerox matters If a named competitor acquires more than 30% of Xerox, Fujifilm can terminate the joint venture contract If any other person acquires more than 50% of Xerox, Fujifilm can terminate certain Xerox approval rights Intellectual Property Xerox is restricted by IP rights from selling xerographic products in Asia; Fuji Xerox has exclusive and non-exclusive rights to certain Xerox intellectual property and trademarks in Asia Through March 2021, if Xerox is acquired by a third party these restrictions would continue to restrict Xerox and its subsidiaries If Xerox acquires a third party, then such third party would become subject to the restrictions and obligations described above Supply Arrangements Fuji Xerox can terminate certain supply agreements if (i) Xerox undergoes a “substantial change” in the composition of its Board and/or management and (ii) Fuji Xerox can demonstrate it has a “reasonable basis” to believe the benefits it expected to derive from the master program agreement governing such supply agreements are in “substantial jeopardy”

Transaction Structure Current Structure Post-Transaction Structure Xerox Shareholders Xerox NYSE listed “XRX” Fujifilm TSE listed 75% ownership interest 25% ownership interest Fuji Xerox JV Xerox Shareholders Fujifilm TSE listed 49.9% 50.1% New Fuji Xerox NYSE listed “XRX” $2.5B cash dividend On a fully diluted basis. Fujifilm will effectively contribute its 75% share in Fuji Xerox to Xerox in exchange for 50.1% of combined company; Xerox shareholders will receive $2.5 billion cash dividend and 49.9% of the combined company¹ (Relative value of assets contributed discussed in Section IV)

Combination Optimizes Xerox’s Competitive Strengths Transaction allows both parties to optimize the benefits of their partnership by creating: Strategic Benefits: Common long-term vision and strategic growth development Shared access to critical IP and technology Revenue Drivers: Global manufacturing, sales and service delivery platform Enhanced and streamlined product portfolio strategy, including launch timing and R&D coordination Enhanced customer value proposition on a broader global scale Cost Savings Opportunities: More efficient R&D and corporate functions Fully integrated supply chain Fujifilm and Xerox have 56 years of joint operating history as one of the most successful Japan/U.S. cross-border collaborations

Fujifilm: Shareholder and Partner for the Long Term

Strong culture of innovation and bold new strategies facilitated the successful transformation away from a dependency on photographic film

- Global demand for photographic film has declined by ~99% since 2000
- Fujifilm has aggressively transitioned its business to meet market dynamics
- Fujifilm leveraged existing technologies to selectively concentrate on new growth strategies and successfully diversified its business both organically and inorganically
  - Photographic film is ~1% of Fujifilm revenue today vs. 11% in 2001[1], respectively
- Market has recognized Fujifilm's transformation:
  - ~$20 billion market cap
  - ~50% outperformance vs. Nikkei 225 over last 5 years
  - Sell-side reflects over 50% "buy" ratings consistently over the past three years
  - One of the highest rated Japanese credit profiles (i.e., A1 / AA-)

Revenue Breakdown – FY Ended March 2017



Document Solutions (Fuji Xerox) ~46%
Imaging Solutions ~15%
Information Solutions ~39%
Photo Imaging
Other Photo Related
Graphic Systems
Healthcare
Highly Functional Materials
Recording Media and Others
10%
5%
11%
17%
9%
2%
46%
~$20B

Source: FactSet, Fujifilm.
Note: Dollars in billions. Exchange rate of JPY114: US$1.
1. Including Document Solutions on a fully consolidated basis today.

13

Governance Highlights Board Composition Jeff Jacobson will serve as CEO and represent 1 of the 7 Fujifilm Board designees Shigetaka Komori will become Chairman of the Board New Fuji Xerox Board will initially consist of 12 directors; 7 designated by Fujifilm and 5 designated by current Xerox Board The 5 Xerox designated directors will serve or select their replacements for 5 years. Thereafter, they may be replaced by independent directors selected by Fujifilm and reasonably acceptable to the then-serving independent directors Committees Audit Committee: Independent for NYSE listing requirements Conflicts Committee: Majority comprised of the initial Xerox directors (or their replacements) for 5 years. Thereafter, majority must be independent directors Standstill / Squeeze Out Transactions Generally, Fujifilm may not acquire more than 66.7% of New Fuji Xerox stock Fujifilm may acquire more than 66.7% of New Fuji Xerox stock if the acquisition is (i) for ALL outstanding shares and (ii) approved by the Conflicts Committee and the Board If the Conflicts Committee rejects any such acquisition, Fujifilm may still acquire such shares if the reasons for the rejection are disclosed AND a majority of the public shareholders unaffiliated with Fujifilm approve the transaction Fujifilm may not receive disparate consideration in connection with a sale of New Fuji Xerox Conflicts The Conflicts Committee must approve transactions with Fujifilm (except as outlined above) Such approval requires a finding that the transaction is both (i) fair and reasonable to New Fuji Xerox AND (ii) no less favorable than arms’ length terms

II. Fuji Xerox Overview and Financial Information

Fuji Xerox Today


FUJI xerox
N.A.
(2%)
Europe
(3%)
DMO
(3%)
Market CAGR (2016-2020)
% Total FX Revenue[1]
Sales to Xerox
18%
Japan
~0%
51%
China²
+6%
8%
Other APAC
+4%
23%
Laos
Myanmar
Thailand
Malaysia
Singapore
Indonesia
Australia
New Zealand
South Korea
Taiwan
Hong Kong
The Philippines
Vietnam
Cambodia


1962
50/50 JV formed between Xerox and Fujifilm for Japan distribution
1970
Established manufacturing function
1991
Acquired distribution rights for Australia, New Zealand, Singapore and Malaysia from Xerox
2000
Acquired China / Hong Kong operations from Xerox
2001
Fujifilm increased ownership of Fuji Xerox to 75% and consolidated Fuji Xerox financials
2018

Source: IDC and Fuji Xerox management.
Notes: Exchange rate of JPY114: US$1. Market size in 2017 USD and CAGRs from 2016-2020. China segment includes Hong Kong. DMO is Developing Markets.
1. Revenue breakdown based on estimated Fuji Xerox revenue for calendar year December 2017.

FUJI xerox
xerox
16

Fuji Xerox Revenue by Segment Today

Solutions and Services

- Document services tailored to various industries or processes to meet business challenges
- Provides high value-added solutions through system integration and cloud-based services
- Manages multifunction devices and BPO of mission-critical processes, assisting customers in streamlining business operations and expanding their businesses

Graphic Communications

- Provides solutions for graphic communications, in-plant and production print with high-volume requirements
- Enables full-color, on-demand printing of a wide range of applications, including variable data for personalized content and one-to-one marketing
- Coordinated approach to print and digital media used to deliver messages and information efficiently and effectively



Solutions and Services
25%
Other[2]
6%
Graphic Communication
12%
$9.5B
CY'17A Rev.[1]
Office Products and Printers
57%

Office Products and Printers

- Helps customers address various business challenges related to documents and communications
- Supplies office products such as multifunction devices and printers to large companies and small and medium-sized businesses
- Provides cloud-based or mobile solution services that help customers handle various information efficiently

Source: Fuji Xerox management.
Notes: Assumes exchange rate of JPY114: US$1. Percentage breakdown by segment represents management estimates for CY'17A as actual breakdown is not currently available.
1. Reflects calendar year 2017 revenue for Fuji Xerox (includes intercompany revenues of ~$1.6B).
2. "Other" segment includes paper, leasing, etc.

FUJI XEROX
xerox
17

Fuji Xerox Market Leadership in Key Segments Today A3 MFP Market ($B)1 Japan MPS Market ($B)2 Color Production Market ($B)3 CAGR: (1.6%) CAGR: 15.3% Leader in A3 MFP Leader in Japan MPS Leader in Color Production Japan: (4.4)% Asia Pacific: 2.5% China: 15.3% 54% #1 Market Share Market Position 51% #1 CAGR: 6.8% Japan: 0.4% Asia Pacific: 12.6% China: 15.2% 47% #1 61% 35% #1 35% #1 #1 CAGR CAGR Source: IDC and Fuji Xerox management. Notes: Dollars in billions. Assumes exchange rate of JPY114: US$1. Based on Asia Pacific / Japan / China MFP A3 Color Laser and Inkjet Annual Market Share (2017). Based on Japan Managed Print and Document Services Market Share (2016). Based on Asia Pacific / Japan / China Color Production Market Share (excluding production proofing) (2017).

Fuji Xerox Historical Growth Trajectory

Fiscal Year End (March)



2010 – 2017
Revenue CAGR
~2%
(7%) YoY decline
$8.3
$8.6
$8.7
$9.0
$10.0
$10.3
$10.3
$9.6
$6.9
(1%) YoY decline
(~3.5%) YoY CC[2] decline
2010
2011
2012
2013
2014
2015
2016
2017
9 Months Ended Dec. 2017
Fiscal Years



2017 Growth Reconciliation
(7%)
As Reported
(3%)
Currency
(2%)
Lower Sales to Xerox[1]
(2%)
Operational Performance

Fuji Xerox has demonstrated consistent revenue growth over time

Source: Fujifilm filings and Xerox management.
Notes: Dollars in billions. Assumes exchange rate of JPY114: US$1 across all years. 2010-2014 are pre-restatement, while 2015-2017 reflects restatement. All figures represents actual currency.
1. Represents component of intercompany revenue (sales of equipment to Xerox).
2. CC = Constant Currency.

FUJI XEROX

xerox

19

Source: Xerox and Fuji Xerox management. Notes:Dollars in billions. Assumes exchange rate of JPY114: US$1. Adj. EBITDA excludes restructuring costs and non-service retirement costs. Fuji Xerox 2018E Adj. EBITDA Calendar Year End

III. Transaction Synergies and Pro Forma Free Cash Flow

Key Highlights Source: Xerox management. Note: Assumes exchange rate of JPY114: US$1. 1. Excluding one-time restructuring costs. $1.25 billion of transaction cost synergies that flow directly to Adj. Operating Profit Normalized1 Free Cash Flow of $2.0 billion+ by 2022 Revenue opportunity of at least $1.0 billion

Sources of $1.25 Billion Transaction Cost Synergies

Expected Cost Reduction Progression



% of Total Annual Cost Savings by Category
COGS
SG&A
R&D
~27%
~47%
~20%
~58%
~81%
~56%
~80%
~100%
~76%
100%
100%
100%
Y1
Y2
Y3
Y4

Targeted synergies of at least **$1.25 billion by 2022** expected to flow through to Adj. Operating Profit

COGS (~$650M)

- Consolidate manufacturing of consumables and A3 mono production to more efficient cost plants with capacity to absorb volume
- Apply Fuji Xerox's manufacturing efficiency to Xerox consumables plants
- Optimize global logistics and technical services using Xerox's delivery best practices

SG&A (~$400M)

- Consolidate corporate support functions (HR, IT, Legal, Finance) and non-selling commercial costs where duplication exists
- Improve cost performance across corporate support functions
- Consolidate facilities footprint
- Optimize selling support costs through centralization, improved sales force productivity and reduced spans and layers

R&D (~$200M)

- Integrate devices, controllers, solutions, apps, print drivers and materials development to eliminate duplicate spend
- Streamline to single platforms leveraging best technologies across Xerox and Fuji Xerox
- Optimize footprint of research centers through consolidation where possible

Source: Xerox management.
Note: Assumes exchange rate of JPY114: US$1.

23

Identified Revenue Capture Opportunities

At least $1.0 billion anticipated revenue opportunity

Revenue Synergy Opportunity

Global Account Coverage	• Improved win rates on global accounts and grow existing relationships • Integrated, global service delivery • Strengthened distribution and global delivery capabilities
Streamlined Portfolio	• More competitive portfolio and time-to-market • Unified user experience • Access to Fujifilm's inkjet and production IP • Complete international entry A3 portfolio
Manufacturer Margin	• Eliminate intercompany margin stacking • Capture manufacturer margin in all markets • Add flexibility to quoting process to increase win-rate on price-competitive deals
SMB Transformation[1]	• SMB with channel transformation • Competitive pricing for select target areas • Expanded go-to-market through resellers and acquisitions

Incremental Revenue Opportunities

- Significant growth opportunity via share gains and penetration of **~$100 billion production and industrial printing segment**
- Additional opportunities to **further diversify business** leveraging strength of combined relationships globally
- **Enhanced innovation, strategy alignment and investment capacity** to support longer-term growth

FUJI xerox

Note: Assumes exchange rate of JPY114: US$1.
1. SMB=Small and midsize businesses.

xerox
24

Fujifilm’s Commitment to Delivering Transaction Synergies and Cost Savings “Jeff Jacobson and I are committed to the successful combination of Xerox and Fuji Xerox and to realizing the full potential of the new company. We are focused on delivering the cost synergies that will come from integration and accelerate the path to revenue growth through innovation in the marketplace. We also believe Fujifilm’s track record of advancing technology in innovative imaging and information solutions – especially in inkjet, imaging, and AI areas – will be important components of the success of the new Fuji Xerox.” – Shigetaka Komori, Chairman and CEO, FUJIFILM Holdings

FCF Expected to Increase by >2x vs. Xerox Today

Calendar Year End



CAGR
~10%
~$1.3–1.5B
~$1.3–1.5B
~$0.4B[2]
~$1.6–1.8B
~$0.6B
~$1.7–1.9B
~$0.3B
~$1.9–2.1B
~$0.1B
~$2.1–2.3B
<$0.1B
2017PF
2018PF
2019E
2020E
2021E
2022E
Levered FCF
Cash Impact of Restructuring[1]

Selected Drivers of FCF Generation

1. **Expected improved revenue trajectory with positive growth** in 2020 and beyond
2. **Strong operating leverage** resulting in increasing Adj. EBITDA over time
3. Consistent **low single digit capex** as percentage of revenue

Selected Offsets to FCF Generation

1. Cumulative restructuring of ~$1.4 billion[1]
2. Cash tax dis-synergies of ~$80 million annually
3. Interest cost of ~$115 million related to assumption of $2.85 billion new debt

FUJI xerox

Source: Xerox management.
Notes: Dollars in billions. Assumes exchange rate of JPY114: US$1.
1. Reflects Fuji Xerox cost savings costs to achieve and transaction synergies costs to achieve. Excludes impact related to tax savings as well as restructuring related to Xerox's Strategic Transformation and Business As Usual cost actions. 2017PF and 2018PF based on Xerox and Fuji Xerox actual results and guidance, respectively.
2. Reflects 2H'18 assuming a 6/30/18 close.

xerox

26

IV. Transaction Value to Xerox Shareholders

Relative Ownership Analysis

- Relative equity value contribution implies transaction terms are favorable to Xerox shareholders
- Applying a higher multiple to Fuji Xerox (reflecting exposure to growth markets), implies that transaction terms are even more favorable

Illustrative Fuji Xerox Equity Value at Various Multiples

	7.0x	*7.5x*	*8.0x*
2018E Adj. EBITDA	$1.2	$1.2	$1.2
Enterprise Value	$8.5	$9.2	$9.8
(+) Net Cash & Other[1]	0.2	0.2	0.2
(–) 25% Already Owned by Xerox	(2.1)	(2.3)	(2.5)
Equity Value Contributed	(A) $6.6	(B) $7.0	(C) $7.5

Xerox Equity Value at Recent Stock Prices

	Unaffected[2]	*VWAP Since Separation*[3]
Share Price	$30.35	$29.50
Fully Diluted Shares Outstanding[4]	267	267
Equity Value	$8.1	$7.9
(–) Cash Dividend to Xerox Shareholders	(2.5)	(2.5)
Equity Value Contributed	$5.6	$5.4

Implied Ownership to Xerox Shareholders (vs. 49.9% in transaction)

(A) ***Fuji Xerox at 7.0x***	***46%***	***45%***
(B) ***Fuji Xerox at 7.5x***	***44%***	***43%***
(C) ***Fuji Xerox at 8.0x***	***43%***	***42%***

Source: Xerox management, Fuji Xerox management and FactSet.
Notes: Dollars in billions, except share prices. Assumes exchange rate of JPY114: US$1. Based on calendar year end. Numbers may not sum due to rounding.
1. Reflects $193M of Net Cash, $33M of Non-Controlling Interest, $136M of Equity Investments and $61M of Unfunded Pension Liabilities, net of tax.
2. Based on $30.35 unaffected share price as of January 10, 2018.
3. Based on Volume Weighted Average Price since separation of Conduent on January 2, 2017 until date of unaffected share price (January 10, 2018).
4. Reflects 254.6M basic shares, 6.0M RSUs and PSUs, and 6.7M shares underlying Series B convertible preferred as-if converted.

FUJI xerox
xerox
28

Value of Transaction Synergies Source: Xerox management. Notes: Dollars in billions, except share prices. Assumes exchange rate of JPY114: US$1. Based on calendar year end. 1. Based on 4.5 year discounting period and 8.5% discount rate. 2. Reflects 254.6M basic shares, 6.0M RSUs and PSUs, and 6.7M shares underlying Series B convertible preferred as-if converted. 3. Based on $30.35 unaffected share price as of January 10, 2018. Synergy value to Xerox shareholders reflects additional $11–13 / share

V. Appendix

Xerox and Fuji Xerox Financial Profile (Pre-Synergies) Pro Forma Interco. Elim. Fuji Xerox Xerox 2018E Pro Forma Interco. Elim. Fuji Xerox Xerox 2017A Revenue Adj. EBITDA1 Adj. Op. Profit1,2 CAPEX (Including Equipment on Operating Lease) $10.3 $9.5 ($1.7) $18.0 $10.0 $9.6 ($1.7) $17.9 $3.0 -- $1.75 $1.65 -- $1.0 $1.2 $0.7 $0.9 -- -- -- -- $1.2 $1.3 $1.9 $2.2 $0.3 $0.3 $0.7 $0.4 $0.35 $0.8 Source: Xerox and Fuji Xerox management. Notes: Dollars in billions. Assumes exchange rate of JPY114: US$1. Fuji Xerox financials include impact from cost savings program. Xerox Adj. Operating Profit excludes equity income. $2.7 Calendar Year End